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                                  ESCROW AGREEMENT



     THIS ESCROW AGREEMENT is made and entered into as of the 26th day of May, 1999, by and among bright-technologies.com, inc., a Delaware corporation (the "Company"), Rockcrest Securities L.L.C. (the "Underwriter"), and Firstar Bank of Minnesota, N.A. (the "Escrow Agent").

     WHEREAS, the Underwriter intends to publicly offer not less than $5,000,000 nor more than $9,000,000 of common stock of bright-technologies.com, inc. (the "Securities"), at a price per share of $5.00, pursuant to that certain Underwriting Agreement between the Company and the Underwriter (the "Underwriting Agreement"); and

     WHEREAS, it has been determined that the proceeds to be received from the offering should be placed in escrow until such time as subscriptions for $5,000,000 of shares of the Securities (the "Minimum Amount"), have been deposited into escrow, at which time such Minimum Amount shall be disbursed and the remaining proceeds shall continue to be placed in escrow to be disbursed from time to time until the Termination Date (as defined below);

     WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for the expressed duties outlined herein.

     NOW, THEREFORE; in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

     1. PROCEEDS TO BE ESCROWED. All funds received prior to the Termination Date (as defined below) in payment for Securities will be delivered to the Escrow Agent by noon next business day following the day upon which such proceeds are received by the Underwriter (or any co-underwriter, selected-dealer or other agent of the Underwriter) and shall be retained in escrow by the Escrow Agent and invested as stated below. During the term of this Agreement, the Underwriter shall cause all checks received by and made payable to it in payment for such Securities to be endorsed as follows: bright-technologies.com, inc. Escrow Account.

     2. IDENTITY OF SUBSCRIBERS. The Underwriter shall furnish to the Escrow Agent with each delivery of funds, as provided in paragraph 1 hereof, a list of the persons who have paid money for the purchase of Securities showing the name, address, tax ID number and amount of Securities subscribed for the amount of money paid. All proceeds so deposited shall remain the property of the subscriber until the Initial Closing Date (as defined below) and not be subject to any liens or charges by the Company, or the Escrow Agent, or judgments or creditor's claims against the Company until released to the Company as hereinafter provided.

     3. DISBURSEMENT OF FUNDS. From time to time, and at the end of the third business day following the Termination Date (as defined in paragraph 4 hereof), the Escrow Agent shall notify the Company and the Underwriter of the amount of the funds received hereunder. If the Minimum Amount has been raised ($5,000,000), prior to the Termination Date then the Escrow Account funds will be released upon joint instruction from the Company and the Underwriter into the custody of the Company and the Underwriter on or before the fifth business day

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following notification from the Escrow Agent to the Company and the Underwriter of the receipt of such Minimum Amount. The date of such release of funds shall be referred to as the Initial Closing Date and shall occur within the five day period referred to above unless the Company and the Underwriter shall agree upon a later date and so notify the Escrow Agent. On the Initial Closing Date, the Escrow Agent shall release $4,475,000 of the funds to the Company and $525,000 of the funds to the Underwriter. Any interest earned on such funds through such date shall be remitted to the Company.

     During the period of time, if any, following the Initial Closing Date and preceding the Termination Date, the Company and the Underwriter may at any time or from time to time instruct the Escrow Agent of their intention to have additional closings. Upon receipt of notice of such a closing signed by both the Underwriter and the Company, the Escrow Agent shall disburse at such closing any proceeds received in respect of the Securities during the period of time from the Initial Closing to such closing (i) 89% to the Company and (ii) 11% to the Underwriters. The final additional closing, if any, shall occur on a date specified by the Company and the Underwriter to the Escrow Agent which shall be as soon as practicable following the Termination Date. At such final additional closing the Escrow Agent shall disburse any remaining proceeds, together with interest earned thereon, 89% to the Company and 11% to the Underwriter. Any interest earned on such funds through such date shall be remitted to the Company.

     If the Minimum Amount of proceeds has not been delivered prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each subscriber at the address appearing on the list of subscribers, or at such other address as furnished to the Escrow Agent by the subscriber in writing, all sums paid by the subscriber for Securities, together with the interest earned on such funds in the escrow account, and shall then notify the Company in writing of such refunds.

     4. TERMS OF ESCROW. The "Termination Date" shall be the earlier of (i) 180 days from the effective date of the registration statement filed by the Company with the Securities and Exchange Commission in connection with the offering of the Securities; or (ii) the date the Escrow Agent has received written notice from the Company that it is abandoning the sale of the Securities.

     5. DUTY AND LIABILITY OF THE ESCROW AGENT. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive said funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Underwriter is complying with requirements of this Agreement in tendering to the Escrow Agent said proceeds of the sale of said Securities. The Escrow Agent may conclusively rely upon and be protected in acting upon any statement, certificate, notice, request, consent, order or other documents believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this agreement unless first indemnified to its satisfaction.

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     6.   ESCROW AGENT FEE.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company in advance. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all cost and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

     7. INVESTMENT OF PROCEEDS. All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall invest all funds received from subscribers in the Dreyfus Prime Treasury Money Market Fund and/or Firstar Funds.

     8. ISSUANCE OF CERTIFICATES. Until the funds hereunder received from subscriptions for Securities have been released to the Company, the Company may not issue any stock certificates or other evidence of Securities.

     9. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, along with a hard copy to follow through the mail, and telephonic confirmation of receipt promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

     If to Company:      bright-technologies.com, inc.
                         7325 Oswego Road
                         Liverpool, New York  13090
                         Phone: 315-652-0006
                         Fax:   315-451-3964
                         Attn:  Joseph Passalaqua, Chief Executive Officer

     If to Underwriter:  Rockcrest Securities L.L.C.
                         3811 Turtle Creek Blvd., Suite 520
                         Dallas, Texas  75219
                         Phone: 214-599-0007
                         Fax:   214-599-0075
                         Attention: James S. Harris

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     If to Escrow Agent: Firstar Bank of Minnesota, N.A.
                         101 East 5th Street
                         Corporate Trust, 12th Floor
                         St. Paul, MN  55101-1860
                         Phone: 651-298-6077
                         Fax:   651-229-6415
                         Attn:  Angela M. Weidell-LaBathe

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.


     10. INDEMNIFICATION OF ESCROW AGENT. Each of the Company and the Underwriter hereby indemnifies and holds harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

     11. SUCCESSOR AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     12. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof. Each party consents to the personal jurisdiction and venue of any United States District Court for the District of Minnesota located in Hennepin County, Minnesota.

     13. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     14. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

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     15.  ENTIRE AGREEMENT.  This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

     16. SECTION HEADINGS. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.

                                   COMPANY:

                                   bright-technologies.com, inc.



                                   By: /s/ Joseph Passalaqua
                                      ---------------------------------------
                                         Name:  Joseph Passalaqua
                                         Title: Chief Executive Officer



                                   UNDERWRITER:

                                   ROCKCREST SECURITIES L.L.C.



                                   By: /s/ James S. Harris
                                      ---------------------------------------
                                         Name:  James S. Harris
                                         Title: President


                                   ESCROW AGENT:

                                   FIRSTAR BANK OF MINNESOTA, NA
                                   Corporate Trust Division



                                   By: /s/ Angela M. Weidell-LaBathe
                                      ---------------------------------------
                                         Angela M. Weidell-LaBathe
                                         Assistant Vice President

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                                    SCHEDULE "A"


                                ESCROW FEE SCHEDULE


          Initial Escrow Fee                   $    750
          Administration Fee                   $  1,100
          Activity Fees (if needed)            $     15 per subscriber

                  (This includes check issuance and 1099 reporting.)


          Outside Counsel Fees                 At cost

                    (We do not anticipate using outside counsel.)